Exhibit 4.6

MANAGEMENT SERVICES AGREEMENT

Made and signed in Yavne, on the 24th of April, 2018

BETWEEN:	G. Willi-Food International Ltd. public company no. 520043209 Of 4 Nahal Harif Street, Yavne
(hereafter: "the Company")
        On the one hand;

AND	Yossi Willi Management and Investments Ltd.
private company no. 512416033
Of 76 Kaplan Street, Herzliya
(hereafter: "the Management Company")

       On the other hand;

Whereas:	The Company is a public company engaged in import, marketing and distribution of food products;

Whereas:	The management Company is a private company owned by Mr. Joseph Williger, i.d. no. 54248307 (hereafter: “Mr. Williger”);

Whereas:	On 17.10.2017, the general meeting of the Company approved the terms of office of Mr. Williger as the joint Chairman of the Board of Directors of the Company, as described below, as from 13.8.17;

Whereas:	Mr. Williger wishes to serve as the joint Chairman of the Board of Directors through a management company, such that no employer-employee relationships will apply between Mr. Williger and the Company;

Whereas:	The parties wish to set out and regulate the terms of the engagement between them, all as described in this agreement below.

Now therefore, the parties agree, declare and warrant as follows:

1.	Recital

1.1	The recital to this agreement constitutes an integral part thereof.

1.2	The headings of the clauses to this agreement are for ease of reference only and shall not limit or affect the meaning or interpretation of the said clauses.

2.	The applicability of other documents

This agreement shall be subject to the Company’s compensation policy, as shall be from time to time.

3.	The purpose of the engagement and the scope of services

3.1
The Management Company shall provide to the Company management services through Mr. Joseph Williger, who will serve as a joint Chairman of the Board of Directors in the Company (hereafter: (“the Services”).

3.2	The Services shall be provided at the scope as required from time to time, which will not be less than the equivalent of 60% of a full-time position.

3.3
Notwithstanding the above, it is hereby clarified that the services and roles as part of which they will be rendered require the investment of strenuous work and long hours, and accordingly the Management Company and Mr. Williger undertake to provide the services at the scope of hours that will be required, including during additional and/or exceptional hours and days and/or on the weekly day of rest and/or during festivals, and they declare that there is no impediment to do so. The Management Company and Mr. Williger undertake to provide the services to the Company in accordance with the provisions of any law, as shall be in force over the course of the term of the agreement, in accordance with the provisions of this agreement and according to the instructions of the Company’s Board of Directors.

3.4
The Management Company and Mr. Williger shall be subject to supervision and audit of the Company’s Internal Auditor. The Management Company and Mr. Williger undertake to cooperate with the Internal Auditor and to comply with all of his requests.

4.	Declarations and undertakings of the Management Company and Mr. Williger

The Management Company and Mr. Williger hereby declare and undertake towards the bank, jointly and severally, as follows:

4.1	The Management Company is a limited liability company fully-owned and fully controlled by Mr. Williger and it shall remain so throughout the term of the agreement.

4.2	That provisions of this agreement shall also apply personally, jointly and severally, to Mr. Williger and accordingly, the provisions of this agreement apply to him as well.

4.3
That Mr. Williger has elected to provide the services to the Company through the Management Company, under his status as a self-employed person, and the meaning of this choice by Mr. Williger is that the Management Company and Mr. Williger, jointly and severally, shall not be entitled, now or in the future, to any rights arising from employer-employee relationship and that Mr. Williger has elected, without coercion or pressure, to provide the services to the Company through the Management Company and not as an employee of the Company, with all that this entails.

4.4	The Management Company is lawfully registered with all the relevant authorities as required by law, including with the Value Added Tax Authority, National Insurance and the Income Tax Authority.

4.5
The Management Company and Mr. Williger shall provide the services solely through Mr. Williger and will not endorse and/or assign the services or any part thereof to any other party. The Management Company and Mr. Williger undertake not to appoint or employ for the purpose of provision of the services any other person or legal entity except for Mr. Williger.

4.6
The Williger has the experience, knowledge and the professional capabilities to provide the services referred to in this agreement and to fulfil all his obligations and the obligations of the Management Company pursuant to this agreement.

4.7
To dedicate their skills, time and energy to fulfil their obligations pursuant to this agreement and to comply with the provisions of this agreement skillfully, dedicatedly, faithfully and in good faith, all in accordance with the directions of the Company’s Board of Directors as given from time to time, and subject to any procedure, standard or legal provision, to the satisfaction of the Company and in order to promote the Company’s interests.

4.8	That Mr. Williger is in good health and is medically fit to fulfil all the obligations of the Management Company and Mr. Williger, in accordance with the provisions of this agreement.

4.9
To act for the Company faithfully and diligently without preferring their interest over the interest of the Company. In providing the services, the Management Company and Mr. Williger will avoid situations of conflict of interest with the Company.

4.10
To report to the Company immediately and without delay of any matter or issue in which they have a personal interest and/or any matter that might cause conflict of interest with the provision of services to the Company, and in such a case, to act according to the instructions of the Company and its legal advisor.

4.11	That as of the date of this agreement there are no matters or issues that may cause conflict of interest under this agreement.

4.12
To act in good faith and reasonably, in a professional and skilled manner, as one may expect from senior office holders in the Company who hold managerial positions, in order to achieve the objective of the engagement and for the benefit of the Company.

4.13
That they know the extent of their duties in connection with the provision of the services to the Company, including the loyalty and fiduciary duties and the duty to act for the benefit of the Company, and that they are proficient with all the procedures, regulations and law provisions, which are relevant for the provision of the services.

4.14
That there is no legal and/or contractual and/or other prohibition, restriction or impediment on the performance of their obligations pursuant to this agreement and their engagement in this agreement and the fulfilment of their obligations thereunder do not breach any other contract or obligation they have to any third party, including breach of confidentiality and non-competing obligations.

4.15
That during the period of provision of services to the Company they will not engage in any manner whatsoever (whether directly or indirectly), whether with or without consideration, in any job or vocation which may constitute competition to the Company's business, whether as hired employees, self-employed persons, service providers who provide advisory services, or in any other way.

4.16
Not to receive any consideration and/or benefit in connection with the provision of the services from any entity and/or person with whom he will be in contact during and/or as part of and/or as a result of the provision of the services, including suppliers, clients and other service providers of the Company.

4.17
That they will use the Company’s equipment and property, including the means made available to them for the purpose of providing the services, solely for the purpose of providing the services, and they undertake not to make any other use of those equipment and property, except for reasonable private use by the manager.

4.18
That they are aware that the Company is a public company as defined in the Companies Law, 1999 (hereafter: “the Companies Law”) and therefore they are aware that they are subject to provisions and restrictions by virtue of the Securities Law, 1968 (hereafter: “the Securities Law”) and the Companies Law and the regulations promulgated thereunder, the guidelines of the Securities Authority and the Regulations of the Tel Aviv Stock Exchange Ltd. and its directives, as may be from time to time, including and without derogating from the generality of the above, as follows: (1) restrictions as to carrying out transactions with the securities of the Company or the parent company, including sale and purchase transactions; (2) restrictions on use or transfer of inside information, including restrictions regarding carrying out of transactions in the Company’s security or a different security for which the Company’s security is the underlying asset, in breach of the provisions of the Securities Law, where they should have known that they or the Company are in possession of inside information; (3) provisions regarding the date of filing a report to the Company regarding the holding of securities of the Company and/or the parent company, or the carrying out of transactions with those securities and the details of such transactions, and also provisions regarding the date of filing a report to the Company regarding the details of the contractor and changes therein, where the Company is required to disclose those details to the public.

4.19
That for the entire period of engagement under this agreement, the Management Company shall pay Mr. Williger his salary and other rights to which he is entitled, including social benefits and tax payments (national insurance, income tax and medical insurance) at least at the rate prescribed by law and/or personal agreement and/or expansion order, as the case may be.

4.20
That the relationship between the Company and the Management Company will be a relationship between a client and independent contractor and there will be no employer-employee relationship between the Management Company and the Company or between Mr. Williger and the Company, as described in detail in section 11 below.

5.	Declarations and undertakings of the Company

The Company hereby declares that its engagement in this agreement was lawfully approved by its competent bodies and that there is no restriction and/or prohibition and/or impediment according to the provisions of any agreement, whether in writing or orally, or under the provision of any law on its entering into this agreement and the performance of its obligations pursuant to this agreement.

6.	Monthly consideration

6.1
The Management Company shall be entitled to a consideration of NIS 60,000 per month plus VAT (hereafter: “the Consideration”) in respect of the provision of the services to the Company and the fulfilment of all Management Company’s obligations pursuant to this agreement.

6.2	The Consideration shall be paid until the 10th of every month, in respect of the services provided in the previous month and against a tax invoice issued as required by law.

6.3
In addition to the Consideration, the Management Company shall be entitled to payment of annual bonus and compensation in respect of participation in the meetings of the Board of Directors and/or its committees in accordance with the minimal rate set in the Companies Regulations (Rules Regarding Compensation and Expenses of an External Director), 2000, taking into account the scope of the Company’s shareholders’ equity, as shall be from time to time and in accordance with the provisions of the said regulations.

6.4	The Management Company and Mr. Williger alone shall bear any tax and/or any other payment of any type, if any, that will be levied on the monthly Consideration and/or the expenses, as described below.

6.5
The Management Company and Mr. Williger will not be entitled to receive any other payment and/or amount and/or consideration from the Company in respect of the provision of the services in addition to the Consideration, the expenses and the annual bonus as described in this agreement.

6.6
Mr. Williger will be included in the office holders’ insurance of the Company and its subsidiaries, as applicable to all other office holders and directors of the Company. Mr. Williger will also be entitled to exemption and indemnification pursuant to the letter of exemption and indemnification that was approved by the general meeting of the Company’s shareholders on 20.7.05 in respect of all other office holders and directors of the Company.

7.	Expenses

7.1
The Company shall make available to the Management Company a car to be used by Mr. Williger, at a value that will not exceed NIS 400 thousand and shall bear all expenses relating to the use of this car (excluding fines and parking tickets) and including the applicable tax expenses. If Mr. Williger asks for a car, the value of which is more than NIS 400 thousand, the Management Company shall pay the cost of the car in excess of NIS 400 thousand.

Insofar as the car is sold in the future, the Management Company shall receive a share of the consideration received in respect of the sale, in proportion to its participation in the cost of the car, if any.

7.2
Furthermore, the Management Company shall be entitled to reimbursement of reasonable expenses that it expensed in Israel or abroad in connection with the provision of the services to the Company (telephone expenses, subsistence and staying expenses, as applicable), as is the normal practice in the Company and in accordance with the Company’s compensation policy, as shall be from time to time.

8.	Annual bonus

8.1
If the Company’s annual consolidated operating profit amounts to NIS 15 million or more, before payment of bonuses to Company’s office holders, the Management Company shall be entitled to payment of a graduated annual bonus, as specified below:

8.1.1	2% of the operating profit of the Company before bonuses in respect of a total of NIS 10 million.

8.1.2	3% of the operating profit of the Company before bonuses in respect of the amount in excess of NIS 10 million and up to NIS 15 million.

8.1.3	4% of the operating profit of the Company before bonuses in respect of the amount in excess of NIS 15 million and up to NIS 20 million.

8.1.4	5% of operating profit of the Company before bonuses in respect of any amount in excess of NIS 20 million.

8.2	To remove any doubt, the annual bonus amount for each year will not exceed a total of NIS 720,000.

8.3
In the event that the services are diminished and/or reduced and/or terminated under the circumstance set out in section 10.2 below before the end of a calendar year, the annual bonus shall be paid in respect of the period during which the services were actually provided over the course of that calendar year.

8.4
In the event that the services are diminished and/or reduced and/or terminated under the circumstance set out in section 10.8 below, the Company may revoke the payment of the annual bonus, in whole or in part.

9.	Compensation and insurance

Mr. Williger shall be included in the professional liability insurance policy of office holders in the Company (as described above), in Israel and abroad, including the USA and Canada, under terms that are identical to the terms applied to all Company’s office holders. In addition, the Company will undertake to indemnify Mr. Williger in accordance with the letters of indemnifications that were adopted and/or will be adopted by the Company in respect to all of its office holders.

10.	Term and termination of the agreement

10.1	This agreement is effective as from 13.8.17 until it is terminated pursuant to the provisions of the agreement or the law.

10.2
Each of the parties shall be entitled to terminate the engagement between the parties at any given time without giving any reason, by giving a 90-day written advance notice (hereafter – “the Advance Notice Period”).

10.3	As from the second year of the engagement between the parties pursuant to this agreement, the Advance Notice Period that the Company will be subject to will be 120 days.

10.4
In addition, in the event of termination of the engagement between the parties by the Company under circumstance other than those specified in section 10.8 below, and provided that the engagement under this agreement has lasted more than one full year, the Management Company shall be entitled to payment of retirement bonus at an amount equal to six times the monthly consideration, and also to payment of the consideration for four months from the date of the termination of the engagement between the parties.

10.5	During the Advance Notice Period, the Management Company shall continue to provide the services to the Company in order to ensure the continued normal activities of the Company.

10.6
The Company may, at its own discretion, waive the provision of the services during some or all of the Advance Notice Period, and in such a case the Company shall pay to the Management Company the Consideration and all other rights specified in this agreement, in respect of the period for which it waived the provision of services.

10.7
If the Management Company fails to meet its obligation to give advance notice to the Company as provided above, the Management Company shall pay the Company an agreed compensation at an amount equal to the consideration that it would have received in respect of the Advance Notice Period which it failed to announce. The Company may deduct and/or offset the amount of the said agreed compensation from any payment it will be required to pay the Management Company.

10.8
Upon the fulfilment of at least one of the conditions set out below, the Company will be entitled to terminate this agreement with immediate effect, without being required to give advance notice or pay for an advance notice period, without detracting from any remedy to which the Company will be entitled pursuant to any law and/or agreement:

10.8.1	The Management Company and/or Mr. Williger were convicted of a criminal offense and/or a flagrant offense;

10.8.2
The Management Company and/or Mr. Williger have fundamentally breached a fundamental obligation pursuant to this agreement and did not rectify the said breach within 30 days from the day on which they received written notice to that effect from the Company.

10.8.3	Mr. Williger was declared bankrupt;

10.8.4
If a resolution is taken against the Management Company in an application for liquidation and/or appointment of a preliminary temporary liquidator, receiver, special manager, or an application for suspension of proceedings, or receiving order, or the commencement of rehabilitation procedures.

10.8.5	In the event that the Management will be prevented from providing the services due to the Mr. Williger's permanent incapacity and/or permanent loss of work capacity.

10.8.6	Under circumstances in which, had Mr. Williger been an employee of the Company, it would have had the right to terminate his employment while revoking some or all of his severance pay.

10.9
No later than 5 business days after the date of the termination of the provision of the services for any reason whatsoever, the Management Company will deliver to the Company all the documents, information, other confidential materials, professional and/or business material and/or photocopies and/or any other copies thereof, as well as any other materials, that the Company or Mr. Williger received or prepared in connection with the provision of the services until they were discontinued; the Management Company and Mr. Williger shall not retain any such information and/or materials or any copies of photocopies thereof.

10.10
In the event that the engagement with the Management Company is terminated for any reason whatsoever, the Company shall pay to the Management Company all the amounts it was entitled to receive under this agreement through the date of termination of the agreement; the Management Company will not be entitled to any further payments and/or compensation in respect of the termination of the engagement.

11.	The nature of the relationship between the parties

11.1
The Company, the Management Company and Mr. Williger, declare and approve, jointly and severally, that the services pursuant to this agreement shall be provided to the Company under Mr. Williger’s status as a self-employed person and that there is no employer-employee relationship between the Company and/or anyone acting on its behalf and Mr. Williger, nor will there be such a relationship in the future. The Company and/or anyone acting on its behalf are not liable towards Mr. Williger in connection with any duty, responsibility or liability, which an employer has towards its employees, including in relation to severance pay and/or any payment and/or right that an employee is entitled to under any law and/or practice.

11.2
The Consideration and all other amounts payable in respect of the provision of the services specified in this agreement were determined, among other things, based on the assumption that the Management Company and Mr. Williger and/or any of them are not employees of the Company. Therefore, it is expressly agreed that the Management Company and/or Mr. Williger shall indemnify the Company immediately upon first demand, for any lawsuit, if any, filed by Mr. Williger and/or any of them and/or anyone acting on their behalf against the Company in connection with employer-employee relationship; indemnity will include the full amount specified in the lawsuit with the addition of interest, linkage differences and any expense incurred by the Company in respect thereof; Mr. Williger shall be precluded from raising any claims against the Company with regard to any demand that the Company makes against him in connection with such a lawsuit.

11.3
Without derogating from the aforesaid, if a competent authority, including a court (and an arbitrator or a mediator) decides that despite of the agreement between the parties there were employer-employee relationships between Mr. Williger and the Company and/or a Company under its control and/or a related company thereof, then the Consideration in respect of the provision of the services shall amount to NIS 40 thousand in respect of 60% of a full-time position; this provision will apply with retroactive effect as from the date of commencement of the engagement as specified in section 10.1 above, without the Management Company and/or Mr. Williger raising any claims in connection with the aforesaid. In such a case, the parties will settle accounts as required from the determination of the nature of the relationship between them; and accordingly, all amounts that were paid in excess of the amount specified above in gross terms shall be considered as contribution towards social benefits, other benefits and rights pertaining to employer-employee relationship.

12.	Confidentiality and non-competition

12.1
The Management and Mr. Williger declare, warrant and approve, jointly and severally, that they are aware that all the information that they will receive due to and/or in the process of the provision of the services, including information prepared by them and which pertains to the Company and/or its businesses and/or its clients and/or its matters and/or its activity and/or transactions, including potential transactions, the Company’s clients, work procedures, clients list, supplier list and information relating thereto, Company’s shareholders and/or its employees, work methods, methodology, work relations ,etc. (hereafter –“the Information”), is confidential and shall remain the exclusive property of the Company and can only be used and brought to the attention of the Management Company and Mr. Williger in connection with the provision of the services pursuant to this agreement.

12.2
The Management Company and Mr. Williger undertake, jointly and severally, to use the Information only for the purpose of providing the services to the Company and to maintain full and complete confidentiality regarding the Information, not disclose the Information to any third party and/or to publish it, whether directly or through others, and not to use it for any purpose other than the provision of the services to the Company.

12.3
The Management Company and Mr. Williger undertake, jointly and severally, that they will not remove from the Company’s offices any equipment, parts of equipment, documents, copies of documents, videos, photographic films, recording tapes, software, programs, plans, drawings, working papers that belong to the Company, it clients and/or to other persons, bodies and/or entities related to the Company in any way and/or to copy and/or to otherwise duplicate, including by way of magnetic duplication, such documents or information, unless they do so for the purpose of providing the services to the Company and/or in accordance with its instructions.

12.4
Without detracting from the above, the Management Company and Mr. Williger undertake, jointly and severally, that during the term of the agreement they will not address and/or contact and/or engage and/or provide services, whether directly or indirectly, to Company’s present and former clients and/or suppliers and/or its employees and/or anyone to whom the Company rendered services and will not accept any approaches or proposals they receive therefrom.

The provisions of this section shall also apply to business opportunities and/or business activities in the field of the Company’s activities and accordingly, the Management Company and Mr. Williger, jointly and severally, will refrain from communicating information regarding such opportunities or activities to any third party and will refrain from using those opportunities or activities for their own benefit.

12.5
The Management Company and Mr. Williger’s obligations regarding confidentiality and non-competition as set out above, shall apply both in relation to the Company and in relation to its related companies, as described above.

13.	Applicable law

This Agreement shall be governed by and construed solely in accordance with the applicable laws of the state of Israel. All parties irrevocably agree that the competent courts of Tel Aviv-Yafo shall have exclusive jurisdiction in any matter relating to this agreement and no other courts in any other city and/or country shall have jurisdiction to hear any matter arising from this agreement, related thereto or connected therewith.

14.	Sundry

14.1
The parties undertake to act mutually and in good faith to achieve the correct, just and efficient execution of this agreement, and for that purpose the parties undertake to sign any document and to present themselves before any authority, as required.

14.2	Any modification, amendment and/or addition to the agreement shall only become effective and considered as executed if they are agreed to in writing and signed by both parties.

14.3
No conduct by either party shall be deemed to be a waiver of any of its rights under this agreement and/or under any law, or as waiver or acceptance of any breach or non-fulfillment of the terms of the agreement by the other party or as extension, deferral, modification, revocation or addition of any condition, unless agreed to expressly and in writing.

14.4	For purposes of this agreement, the addresses of the parties shall be the addresses set by the parties in the recital to this agreement.

14.5
This Agreement constitutes the entire agreement and understanding between the parties to this agreement regarding the subjects discussed therein and it supersedes any representation, agreement, negotiation, practice, letter of understanding, memorandum of principle, proposal, plan, summary of discussion, letter of intent and an undertaking, whether written or oral, that had existed or exchanged between the parties regarding the said subjects prior to signing this agreement.

In witness whereof, the parties hereto affix their signatures

The Company	The Management Company

Approval by Mr. Williger

I, the undersigned, Joseph Williger, i.d. no. 54248307, hereby undertake to comply with all the provisions of this agreement and particularly with all the provisions of a personal nature, including, but not only, the provisions of sections 3, 4, 11 and 12 and their subsections.

Mr. Joseph Williger

APPENDIX TO MANAGEMENT SERVICES AGREEMENT

Made and signed in Yavne on the 3rd day of April 2019

BETWEEN:	G. Willi-Food International Ltd. Public company no. 520043209 Of 4 Nahal Harif Street, Yavne
(hereafter: the “Company”)
        On the one hand;

AND	Yossi Willi Management and Investments Ltd.
Private company no. 512416033
Of 76 Kaplan Street, Herzliya
(hereafter: the “Management Company”)

       On the other hand;

Whereas:	The Company is a public company engaged in the import, marketing and distribution of food products;

Whereas:	The Management Company is a private company owned by Mr. Joseph Williger, i.d. no. 54248307 (hereafter: “Mr. Williger”);

Whereas:
On April 24, 2018, an agreement for the provision of management services was signed between the parties (hereafter: the “Services Agreement”) in accordance with the approval of the General Meeting of the Company;

Whereas:	On April 3, 2019, the General Meeting of the Company approved the amendment of the terms of the agreement between the parties for a period of additional 3 years (three years).

Now therefore, the parties agree, declare and warrant as follows:

The following sections shall be updated commencing from January 1, 2019:

1.	Section 3.2 to the Services Agreement shall be updated as follows:
The services shall be provided at the scope required from time to time, which shall not be less than the equivalent to full time position.

2.	Section 6.1 to the Services Agreement shall be updated as follows:
The Management Company shall be entitled to a consideration of NIS 100,000 per month plus VAT in respect of the provision of the services to the Company and the fulfilment of all Management Company’s obligations pursuant to this agreement.

3.	Section 8.1 to the Services Agreement shall be updated as follows:
If the Company’s annual consolidated operating profit amounts to NIS 20 million or more, before payment of bonuses to Company’s office holders, the Management Company shall be entitled to payment of a graduated annual bonus, as specified in the Services Agreement.

4.	Section 8.2 to the Services Agreement shall be updated as follows:
To remove any doubt, the annual bonus amount for each year will not exceed a total of NIS 1,500,000.

In witness whereof, the parties hereto affix their signatures

The Company	The Management Company

Approval by Mr. Williger

I, the undersigned, Joseph Williger, i.d. no. 54248307, hereby undertake to comply with all the provisions of this agreement and particularly with all the provisions of a personal nature.

Mr. Joseph Williger

MANAGEMENT SERVICES AGREEMENT

Made and signed in Yavne, on the 24th of April, 2018

BETWEEN:	G. Willi-Food International Ltd. public company no. 520043209 Of 4 Nahal Harif Street, Yavne
(hereafter: "the Company")
        On the one hand;

AND	Zvi V. & Co Company Ltd.
private company no. 512715970
Of 4 Nahal Harif Street, Yavne
(hereafter: "the Management Company")

       On the other hand;

Whereas:	The Company is a public company engaged in import, marketing and distribution of food products;

Whereas:	The management Company is a private company owned by Mr. Zwi Williger, i.d. no. 53339305 (hereafter: “Mr. Williger”);

Whereas:	On 17.10.2017, the general meeting of the Company approved the terms of office of Mr. Williger as the joint Chairman of the Board of Directors of the Company, as described below, as from 13.8.17;

Whereas:	Mr. Williger wishes to serve as the joint Chairman of the Board of Directors through a management company, such that no employer-employee relationships will apply between Mr. Williger and the Company;

Whereas:	The parties wish to set out and regulate the terms of the engagement between them, all as described in this agreement below.

Now therefore, the parties agree, declare and warrant as follows:

1.	Recital

1.1	The recital to this agreement constitutes an integral part thereof.

1.2	The headings of the clauses to this agreement are for ease of reference only and shall not limit or affect the meaning or interpretation of the said clauses.

2.	The applicability of other documents

This agreement shall be subject to the Company’s compensation policy, as shall be from time to time.

3.	The purpose of the engagement and the scope of services

3.1
The Management Company shall provide to the Company management services through Mr. Zwi Williger, who will serve as a joint Chairman of the Board of Directors in the Company (hereafter: (“the Services”).

3.2	The Services shall be provided at the scope as required from time to time, which will not be less than the equivalent of 60% of a full-time position.

3.3
Notwithstanding the above, it is hereby clarified that the services and roles as part of which they will be rendered require the investment of strenuous work and long hours, and accordingly the Management Company and Mr. Williger undertake to provide the services at the scope of hours that will be required, including during additional and/or exceptional hours and days and/or on the weekly day of rest and/or during festivals, and they declare that there is no impediment to do so. The Management Company and Mr. Williger undertake to provide the services to the Company in accordance with the provisions of any law, as shall be in force over the course of the term of the agreement, in accordance with the provisions of this agreement and according to the instructions of the Company’s Board of Directors.

3.4
The Management Company and Mr. Williger shall be subject to supervision and audit of the Company’s Internal Auditor. The Management Company and Mr. Williger undertake to cooperate with the Internal Auditor and to comply with all of his requests.

4.	Declarations and undertakings of the Management Company and Mr. Williger

The Management Company and Mr. Williger hereby declare and undertake towards the bank, jointly and severally, as follows:

4.1	The Management Company is a limited liability company fully-owned and fully controlled by Mr. Williger and it shall remain so throughout the term of the agreement.

4.2	That provisions of this agreement shall also apply personally, jointly and severally, to Mr. Williger and accordingly, the provisions of this agreement apply to him as well.

4.3
That Mr. Williger has elected to provide the services to the Company through the Management Company, under his status as a self-employed person, and the meaning of this choice by Mr. Williger is that the Management Company and Mr. Williger, jointly and severally, shall not be entitled, now or in the future, to any rights arising from employer-employee relationship and that Mr. Williger has elected, without coercion or pressure, to provide the services to the Company through the Management Company and not as an employee of the Company, with all that this entails.

4.4	The Management Company is lawfully registered with all the relevant authorities as required by law, including with the Value Added Tax Authority, National Insurance and the Income Tax Authority.

4.5
The Management Company and Mr. Williger shall provide the services solely through Mr. Williger and will not endorse and/or assign the services or any part thereof to any other party. The Management Company and Mr. Williger undertake not to appoint or employ for the purpose of provision of the services any other person or legal entity except for Mr. Williger.

4.6
The Williger has the experience, knowledge and the professional capabilities to provide the services referred to in this agreement and to fulfil all his obligations and the obligations of the Management Company pursuant to this agreement.

4.7
To dedicate their skills, time and energy to fulfil their obligations pursuant to this agreement and to comply with the provisions of this agreement skillfully, dedicatedly, faithfully and in good faith, all in accordance with the directions of the Company’s Board of Directors as given from time to time, and subject to any procedure, standard or legal provision, to the satisfaction of the Company and in order to promote the Company’s interests.

4.8	That Mr. Williger is in good health and is medically fit to fulfil all the obligations of the Management Company and Mr. Williger, in accordance with the provisions of this agreement.

4.9
To act for the Company faithfully and diligently without preferring their interest over the interest of the Company. In providing the services, the Management Company and Mr. Williger will avoid situations of conflict of interest with the Company.

4.10
To report to the Company immediately and without delay of any matter or issue in which they have a personal interest and/or any matter that might cause conflict of interest with the provision of services to the Company, and in such a case, to act according to the instructions of the Company and its legal advisor.

4.11	That as of the date of this agreement there are no matters or issues that may cause conflict of interest under this agreement.

4.12
To act in good faith and reasonably, in a professional and skilled manner, as one may expect from senior office holders in the Company who hold managerial positions, in order to achieve the objective of the engagement and for the benefit of the Company.

4.13
That they know the extent of their duties in connection with the provision of the services to the Company, including the loyalty and fiduciary duties and the duty to act for the benefit of the Company, and that they are proficient with all the procedures, regulations and law provisions, which are relevant for the provision of the services.

4.14
That there is no legal and/or contractual and/or other prohibition, restriction or impediment on the performance of their obligations pursuant to this agreement and their engagement in this agreement and the fulfilment of their obligations thereunder do not breach any other contract or obligation they have to any third party, including breach of confidentiality and non-competing obligations.

4.15
That during the period of provision of services to the Company they will not engage in any manner whatsoever (whether directly or indirectly), whether with or without consideration, in any job or vocation which may constitute competition to the Company's business, whether as hired employees, self-employed persons, service providers who provide advisory services, or in any other way.

4.16
Not to receive any consideration and/or benefit in connection with the provision of the services from any entity and/or person with whom he will be in contact during and/or as part of and/or as a result of the provision of the services, including suppliers, clients and other service providers of the Company.

4.17
That they will use the Company’s equipment and property, including the means made available to them for the purpose of providing the services, solely for the purpose of providing the services, and they undertake not to make any other use of those equipment and property, except for reasonable private use by the manager.

4.18
That they are aware that the Company is a public company as defined in the Companies Law, 1999 (hereafter: “the Companies Law”) and therefore they are aware that they are subject to provisions and restrictions by virtue of the Securities Law, 1968 (hereafter: “the Securities Law”) and the Companies Law and the regulations promulgated thereunder, the guidelines of the Securities Authority and the Regulations of the Tel Aviv Stock Exchange Ltd. and its directives, as may be from time to time, including and without derogating from the generality of the above, as follows: (1) restrictions as to carrying out transactions with the securities of the Company or the parent company, including sale and purchase transactions; (2) restrictions on use or transfer of inside information, including restrictions regarding carrying out of transactions in the Company’s security or a different security for which the Company’s security is the underlying asset, in breach of the provisions of the Securities Law, where they should have known that they or the Company are in possession of inside information; (3) provisions regarding the date of filing a report to the Company regarding the holding of securities of the Company and/or the parent company, or the carrying out of transactions with those securities and the details of such transactions, and also provisions regarding the date of filing a report to the Company regarding the details of the contractor and changes therein, where the Company is required to disclose those details to the public.

4.19
That for the entire period of engagement under this agreement, the Management Company shall pay Mr. Williger his salary and other rights to which he is entitled, including social benefits and tax payments (national insurance, income tax and medical insurance) at least at the rate prescribed by law and/or personal agreement and/or expansion order, as the case may be.

4.20
That the relationship between the Company and the Management Company will be a relationship between a client and independent contractor and there will be no employer-employee relationship between the Management Company and the Company or between Mr. Williger and the Company, as described in detail in section 11 below.

5.	Declarations and undertakings of the Company

The Company hereby declares that its engagement in this agreement was lawfully approved by its competent bodies and that there is no restriction and/or prohibition and/or impediment according to the provisions of any agreement, whether in writing or orally, or under the provision of any law on its entering into this agreement and the performance of its obligations pursuant to this agreement.

6.	Monthly consideration

6.1
The Management Company shall be entitled to a consideration of NIS 60,000 per month plus VAT (hereafter: “the Consideration”) in respect of the provision of the services to the Company and the fulfilment of all Management Company’s obligations pursuant to this agreement.

6.2	The Consideration shall be paid until the 10th of every month, in respect of the services provided in the previous month and against a tax invoice issued as required by law.

6.3
In addition to the Consideration, the Management Company shall be entitled to payment of annual bonus and compensation in respect of participation in the meetings of the Board of Directors and/or its committees in accordance with the minimal rate set in the Companies Regulations (Rules Regarding Compensation and Expenses of an External Director), 2000, taking into account the scope of the Company’s shareholders’ equity, as shall be from time to time and in accordance with the provisions of the said regulations.

6.4	The Management Company and Mr. Williger alone shall bear any tax and/or any other payment of any type, if any, that will be levied on the monthly Consideration and/or the expenses, as described below.

6.5
The Management Company and Mr. Williger will not be entitled to receive any other payment and/or amount and/or consideration from the Company in respect of the provision of the services in addition to the Consideration, the expenses and the annual bonus as described in this agreement.

6.6
Mr. Williger will be included in the office holders’ insurance of the Company and its subsidiaries, as applicable to all other office holders and directors of the Company. Mr. Williger will also be entitled to exemption and indemnification pursuant to the letter of exemption and indemnification that was approved by the general meeting of the Company’s shareholders on 20.7.05 in respect of all other office holders and directors of the Company.

7.	Expenses

7.1
The Company shall make available to the Management Company a car to be used by Mr. Williger, at a value that will not exceed NIS 400 thousand and shall bear all expenses relating to the use of this car (excluding fines and parking tickets) and including the applicable tax expenses. If Mr. Williger asks for a car, the value of which is more than NIS 400 thousand, the Management Company shall pay the cost of the car in excess of NIS 400 thousand.

Insofar as the car is sold in the future, the Management Company shall receive a share of the consideration received in respect of the sale, in proportion to its participation in the cost of the car, if any.

7.2
Furthermore, the Management Company shall be entitled to reimbursement of reasonable expenses that it expensed in Israel or abroad in connection with the provision of the services to the Company (telephone expenses, subsistence and staying expenses, as applicable), as is the normal practice in the Company and in accordance with the Company’s compensation policy, as shall be from time to time.

8.	Annual bonus

8.1
If the Company’s annual consolidated operating profit amounts to NIS 15 million or more, before payment of bonuses to Company’s office holders, the Management Company shall be entitled to payment of a graduated annual bonus, as specified below:

8.1.1	2% of the operating profit of the Company before bonuses in respect of a total of NIS 10 million.

8.1.2	3% of the operating profit of the Company before bonuses in respect of the amount in excess of NIS 10 million and up to NIS 15 million.

8.1.3	4% of the operating profit of the Company before bonuses in respect of the amount in excess of NIS 15 million and up to NIS 20 million.

8.1.4	5% of operating profit of the Company before bonuses in respect of any amount in excess of NIS 20 million.

8.2	To remove any doubt, the annual bonus amount for each year will not exceed a total of NIS 720,000.

8.3
In the event that the services are diminished and/or reduced and/or terminated under the circumstance set out in section 10.2 below before the end of a calendar year, the annual bonus shall be paid in respect of the period during which the services were actually provided over the course of that calendar year.

8.4
In the event that the services are diminished and/or reduced and/or terminated under the circumstance set out in section 10.8 below, the Company may revoke the payment of the annual bonus, in whole or in part.

9.	Compensation and insurance

Mr. Williger shall be included in the professional liability insurance policy of office holders in the Company (as described above), in Israel and abroad, including the USA and Canada, under terms that are identical to the terms applied to all Company’s office holders. In addition, the Company will undertake to indemnify Mr. Williger in accordance with the letters of indemnifications that were adopted and/or will be adopted by the Company in respect to all of its office holders.

10.	Term and termination of the agreement

10.1	This agreement is effective as from 13.8.17 until it is terminated pursuant to the provisions of the agreement or the law.

10.2
Each of the parties shall be entitled to terminate the engagement between the parties at any given time without giving any reason, by giving a 90-day written advance notice (hereafter – “the Advance Notice Period”).

10.3	As from the second year of the engagement between the parties pursuant to this agreement, the Advance Notice Period that the Company will be subject to will be 120 days.

10.4
In addition, in the event of termination of the engagement between the parties by the Company under circumstance other than those specified in section 10.8 below, and provided that the engagement under this agreement has lasted more than one full year, the Management Company shall be entitled to payment of retirement bonus at an amount equal to six times the monthly consideration, and also to payment of the consideration for four months from the date of the termination of the engagement between the parties.

10.5	During the Advance Notice Period, the Management Company shall continue to provide the services to the Company in order to ensure the continued normal activities of the Company.

10.6
The Company may, at its own discretion, waive the provision of the services during some or all of the Advance Notice Period, and in such a case the Company shall pay to the Management Company the Consideration and all other rights specified in this agreement, in respect of the period for which it waived the provision of services.

10.7
If the Management Company fails to meet its obligation to give advance notice to the Company as provided above, the Management Company shall pay the Company an agreed compensation at an amount equal to the consideration that it would have received in respect of the Advance Notice Period which it failed to announce. The Company may deduct and/or offset the amount of the said agreed compensation from any payment it will be required to pay the Management Company.

10.8
Upon the fulfilment of at least one of the conditions set out below, the Company will be entitled to terminate this agreement with immediate effect, without being required to give advance notice or pay for an advance notice period, without detracting from any remedy to which the Company will be entitled pursuant to any law and/or agreement:

10.8.1	The Management Company and/or Mr. Williger were convicted of a criminal offense and/or a flagrant offense;

10.8.2
The Management Company and/or Mr. Williger have fundamentally breached a fundamental obligation pursuant to this agreement and did not rectify the said breach within 30 days from the day on which they received written notice to that effect from the Company.

10.8.3	Mr. Williger was declared bankrupt;

10.8.4
If a resolution is taken against the Management Company in an application for liquidation and/or appointment of a preliminary temporary liquidator, receiver, special manager, or an application for suspension of proceedings, or receiving order, or the commencement of rehabilitation procedures.

10.8.5	In the event that the Management will be prevented from providing the services due to the Mr. Williger's permanent incapacity and/or permanent loss of work capacity.

10.8.6	Under circumstances in which, had Mr. Williger been an employee of the Company, it would have had the right to terminate his employment while revoking some or all of his severance pay.

10.9
No later than 5 business days after the date of the termination of the provision of the services for any reason whatsoever, the Management Company will deliver to the Company all the documents, information, other confidential materials, professional and/or business material and/or photocopies and/or any other copies thereof, as well as any other materials, that the Company or Mr. Williger received or prepared in connection with the provision of the services until they were discontinued; the Management Company and Mr. Williger shall not retain any such information and/or materials or any copies of photocopies thereof.

10.10
In the event that the engagement with the Management Company is terminated for any reason whatsoever, the Company shall pay to the Management Company all the amounts it was entitled to receive under this agreement through the date of termination of the agreement; the Management Company will not be entitled to any further payments and/or compensation in respect of the termination of the engagement.

11.	The nature of the relationship between the parties

11.1
The Company, the Management Company and Mr. Williger, declare and approve, jointly and severally, that the services pursuant to this agreement shall be provided to the Company under Mr. Williger’s status as a self-employed person and that there is no employer-employee relationship between the Company and/or anyone acting on its behalf and Mr. Williger, nor will there be such a relationship in the future. The Company and/or anyone acting on its behalf are not liable towards Mr. Williger in connection with any duty, responsibility or liability, which an employer has towards its employees, including in relation to severance pay and/or any payment and/or right that an employee is entitled to under any law and/or practice.

11.2
The Consideration and all other amounts payable in respect of the provision of the services specified in this agreement were determined, among other things, based on the assumption that the Management Company and Mr. Williger and/or any of them are not employees of the Company. Therefore, it is expressly agreed that the Management Company and/or Mr. Williger shall indemnify the Company immediately upon first demand, for any lawsuit, if any, filed by Mr. Williger and/or any of them and/or anyone acting on their behalf against the Company in connection with employer-employee relationship; indemnity will include the full amount specified in the lawsuit with the addition of interest, linkage differences and any expense incurred by the Company in respect thereof; Mr. Williger shall be precluded from raising any claims against the Company with regard to any demand that the Company makes against him in connection with such a lawsuit.

11.3
Without derogating from the aforesaid, if a competent authority, including a court (and an arbitrator or a mediator) decides that despite of the agreement between the parties there were employer-employee relationships between Mr. Williger and the Company and/or a Company under its control and/or a related company thereof, then the Consideration in respect of the provision of the services shall amount to NIS 40 thousand in respect of 60% of a full-time position; this provision will apply with retroactive effect as from the date of commencement of the engagement as specified in section 10.1 above, without the Management Company and/or Mr. Williger raising any claims in connection with the aforesaid. In such a case, the parties will settle accounts as required from the determination of the nature of the relationship between them; and accordingly, all amounts that were paid in excess of the amount specified above in gross terms shall be considered as contribution towards social benefits, other benefits and rights pertaining to employer-employee relationship.

12.	Confidentiality and non-competition

12.1
The Management and Mr. Williger declare, warrant and approve, jointly and severally, that they are aware that all the information that they will receive due to and/or in the process of the provision of the services, including information prepared by them and which pertains to the Company and/or its businesses and/or its clients and/or its matters and/or its activity and/or transactions, including potential transactions, the Company’s clients, work procedures, clients list, supplier list and information relating thereto, Company’s shareholders and/or its employees, work methods, methodology, work relations ,etc. (hereafter –“the Information”), is confidential and shall remain the exclusive property of the Company and can only be used and brought to the attention of the Management Company and Mr. Williger in connection with the provision of the services pursuant to this agreement.

12.2
The Management Company and Mr. Williger undertake, jointly and severally, to use the Information only for the purpose of providing the services to the Company and to maintain full and complete confidentiality regarding the Information, not disclose the Information to any third party and/or to publish it, whether directly or through others, and not to use it for any purpose other than the provision of the services to the Company.

12.3
The Management Company and Mr. Williger undertake, jointly and severally, that they will not remove from the Company’s offices any equipment, parts of equipment, documents, copies of documents, videos, photographic films, recording tapes, software, programs, plans, drawings, working papers that belong to the Company, it clients and/or to other persons, bodies and/or entities related to the Company in any way and/or to copy and/or to otherwise duplicate, including by way of magnetic duplication, such documents or information, unless they do so for the purpose of providing the services to the Company and/or in accordance with its instructions.

12.4
Without detracting from the above, the Management Company and Mr. Williger undertake, jointly and severally, that during the term of the agreement they will not address and/or contact and/or engage and/or provide services, whether directly or indirectly, to Company’s present and former clients and/or suppliers and/or its employees and/or anyone to whom the Company rendered services and will not accept any approaches or proposals they receive therefrom.

The provisions of this section shall also apply to business opportunities and/or business activities in the field of the Company’s activities and accordingly, the Management Company and Mr. Williger, jointly and severally, will refrain from communicating information regarding such opportunities or activities to any third party and will refrain from using those opportunities or activities for their own benefit.

12.5
The Management Company and Mr. Williger’s obligations regarding confidentiality and non-competition as set out above, shall apply both in relation to the Company and in relation to its related companies, as described above.

13.	Applicable law

This Agreement shall be governed by and construed solely in accordance with the applicable laws of the state of Israel. All parties irrevocably agree that the competent courts of Tel Aviv-Yafo shall have exclusive jurisdiction in any matter relating to this agreement and no other courts in any other city and/or country shall have jurisdiction to hear any matter arising from this agreement, related thereto or connected therewith.

14.	Sundry

14.1
The parties undertake to act mutually and in good faith to achieve the correct, just and efficient execution of this agreement, and for that purpose the parties undertake to sign any document and to present themselves before any authority, as required.

14.2	Any modification, amendment and/or addition to the agreement shall only become effective and considered as executed if they are agreed to in writing and signed by both parties.

14.3
No conduct by either party shall be deemed to be a waiver of any of its rights under this agreement and/or under any law, or as waiver or acceptance of any breach or non-fulfillment of the terms of the agreement by the other party or as extension, deferral, modification, revocation or addition of any condition, unless agreed to expressly and in writing.

14.4	For purposes of this agreement, the addresses of the parties shall be the addresses set by the parties in the recital to this agreement.

14.5
This Agreement constitutes the entire agreement and understanding between the parties to this agreement regarding the subjects discussed therein and it supersedes any representation, agreement, negotiation, practice, letter of understanding, memorandum of principle, proposal, plan, summary of discussion, letter of intent and an undertaking, whether written or oral, that had existed or exchanged between the parties regarding the said subjects prior to signing this agreement.

In witness whereof, the parties hereto affix their signatures

The Company	The Management Company

Approval by Mr. Williger

I, the undersigned, Zwi Williger, i.d. no. 53339305, hereby undertake to comply with all the provisions of this agreement and particularly with all the provisions of a personal nature, including, but not only, the provisions of sections 3, 4, 11 and 12 and their subsections.

Mr. Zwi Williger

APPENDIX TO MANAGEMENT SERVICES AGREEMENT

Made and signed in Yavne on the 3rd day of April 2019

BETWEEN:	G. Willi-Food International Ltd. Public company no. 520043209 Of 4 Nahal Harif Street, Yavne
(hereafter: the “Company”)
        On the one hand;

AND	Zvi V. & Co Company Ltd.
private company no. 512715970
Of 4 Nahal Harif Street, Yavne
(hereafter: the “Management Company”)

       On the other hand;

Whereas:	The Company is a public company engaged in the import, marketing and distribution of food products;

Whereas:	The Management Company is a private company owned by Mr. Joseph Williger, i.d. no. 53339305 (hereafter: “Mr. Williger”);

Whereas:
On April 24, 2018, an agreement for the provision of management services was signed between the parties (hereafter: the “Services Agreement”) in accordance with the approval of the General Meeting of the Company;

Whereas:	On April 3, 2019, the General Meeting of the Company approved the amendment of the terms of the agreement between the parties for a period of additional 3 years (three years).

Now therefore, the parties agree, declare and warrant as follows:

The following sections shall be updated commencing from January 1, 2019:

5.	Section 3.2 to the Services Agreement shall be updated as follows:
The services shall be provided at the scope required from time to time, which shall not be less than the equivalent to full time position.

6.	Section 6.1 to the Services Agreement shall be updated as follows:
The Management Company shall be entitled to a consideration of NIS 100,000 per month plus VAT in respect of the provision of the services to the Company and the fulfilment of all Management Company’s obligations pursuant to this agreement.

7.	Section 8.1 to the Services Agreement shall be updated as follows:
If the Company’s annual consolidated operating profit amounts to NIS 20 million or more, before payment of bonuses to Company’s office holders, the Management Company shall be entitled to payment of a graduated annual bonus, as specified in the Services Agreement.

8.	Section 8.2 to the Services Agreement shall be updated as follows:
To remove any doubt, the annual bonus amount for each year will not exceed a total of NIS 1,500,000.

In witness whereof, the parties hereto affix their signatures

The Company	The Management Company

Approval by Mr. Williger

I, the undersigned, Zwi Williger, i.d. no. 53339305 , hereby undertake to comply with all the provisions of this agreement and particularly with all the provisions of a personal nature.

Mr. Zwi Williger